Exhibit 10.32

ALLONGE TO REAL ESTATE MORTGAGE NOTE

This Allonge to Real Estate Mortgage Note (“Allonge”) is attached to, and made a part of that certain Promissory Note dated December 5, 2002, in the principal amount of Seven Hundred Twenty Thousand and 00/100 Dollars ($720,000.00) made by Wise Recycling West, LLC (“Wise”) to the order of TOMRA of North America Finance Corporation (“TNAFC”), as extended and supplemented by that certain Extension and Assignment Agreement dated January 21, 2005 (“Extension and Assignment Agreement”) by and among TNAFC, Wise, and GAB Holding LLC (“GAB”), a Delaware limited liability company. This Allonge is made subject to and in accordance with the terms of that certain aforesaid Extension and Assignment Agreement.

PAY TO THE ORDER OF GAB Holding LLC, without recourse, representation, or warranty of any kind or nature whatsoever.

TOMRA of North America Finance Corporation,

a Delaware corporation

By:	/s/ Gregory G. Knoll
	Gregory G. Knoll	[print name]
	President	[print title]